Exhibit 4.1

Execution Version

FIRST AMENDMENT

TO

REVOLVING CREDIT AGREEMENT

dated as of July 26, 2019

among

NOBLE HOLDING UK LIMITED,

as Parent Guarantor,

NOBLE CAYMAN LIMITED,

as the Company and a Borrower,

NOBLE INTERNATIONAL FINANCE COMPANY,

as a Designated Borrower,

THE SUBSIDIARY GUARANTORS PARTY HERETO,

THE LENDERS PARTIES HERETO,

And

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

This First Amendment to Revolving Credit Agreement (this “Amendment”) dated as of July 26, 2019, is among NOBLE HOLDING UK LIMITED, a company incorporated under the laws of England and Wales (the “Parent Guarantor”), NOBLE CAYMAN LIMITED, an ordinary company incorporated under the laws of the Cayman Islands (the “Company”), as a Borrower, NOBLE INTERNATIONAL FINANCE COMPANY, a Cayman Islands exempted company limited by shares and a wholly-owned direct or indirect Subsidiary of the Company (“NIFCO”), as a Designated Borrower, the Subsidiary Guarantors signatory hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders, and the Lenders party hereto.

RECITALS

WHEREAS, the Parent Guarantor, the Company, NIFCO, and the Subsidiary Guarantors from time to time party thereto, the Administrative Agent and the Lenders and other parties from time to time party thereto have entered into that certain Revolving Credit Agreement dated as of December 21, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

WHEREAS, the Parent Guarantor and the Borrowers have requested, and the Lenders party hereto (which constitute Required Lenders) have agreed, to amend certain provisions of the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, to induce the Lenders party hereto to enter into this Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment, including the recitals hereto, has the meaning assigned to such term in the Credit Agreement as amended hereby. Unless otherwise indicated, all section references in this Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendment to Section 1.1. The following defined terms are hereby amended and restated in their entirety or added in their entirety in the appropriate alphabetical order, in each case to read as follows:

“Adjusted EBITDA” means, for any period, Consolidated Net Income for such period plus the following to the extent deducted from Consolidated Net Income in such period: the sum of, without duplication, (a) interest, Taxes, depreciation and amortization, (b) all other noncash charges and non-recurring expenses, (c) fees, expenses, charges, premiums or other payments in connection with (i) this Agreement, (ii) other issuances or incurrences of Indebtedness and (iii) the issuance of Equity Interests, (d) transaction expenses incurred in connection with acquisitions and dispositions permitted hereunder, regardless of whether such acquisition or disposition closes, (e) losses for the early extinguishment of

Indebtedness and (f) to the extent not included in the calculation of Consolidated Net Income for such period, the net cash proceeds received by the Parent Guarantor and its Subsidiaries from business interruption insurance or reimbursement of expenses, or received by the Parent Guarantor and its Subsidiaries pursuant to indemnification or other reimbursement provisions relating to any acquisition or disposition permitted hereunder minus all noncash items of income added to Consolidated Net Income; provided that, if the amount of Adjusted EBITDA attributable to any non-Credit Parties exceeds $20,000,000 in the aggregate for any such period, then such excess shall not be included in the calculation of Adjusted EBITDA for such period.

“Availability” means, as of any date of determination, the maximum amount which could be borrowed on such date under Section 4.3(g) of this Agreement.

“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Consolidated Net Income” means with respect to the Parent Guarantor and its Subsidiaries, for any period, the aggregate of the net income (or loss) of the Parent Guarantor and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (1) the net income of any Person in which the Parent Guarantor or any of its Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Parent and its Subsidiaries in accordance with GAAP), except to the extent of (x) the amount of dividends or distributions actually paid in cash during such period by such other Person to the Parent Guarantor or to any of its Subsidiaries, as the case may be, and (y) the amount of any loans repaid by such other Person to the Parent Guarantor or to any of its Subsidiaries, as the case may be; (2) the net income (but not loss) during such period of any Subsidiary that is not a Credit Party to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or governmental requirement applicable to such Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (3) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (4) any extraordinary gains or losses during such period; (5) any non-cash gains or losses or positive or negative adjustments under ASC 815 (and any statements replacing, modifying or superseding such statement) as the result of changes in the fair market value of derivatives; and (6) any gains or losses attributable to writeups or writedowns of assets. For the purposes of calculating Consolidated Net Income for any period of four (4) consecutive fiscal quarters for which financial statements have been delivered pursuant to Section 6.6(a)(i) or (ii) in connection with any determination of the financial ratio contained in Section 6.17(a), (the “Reference Period”), and without duplication of any additions to or subtractions from Adjusted EBITDA for the same items set forth in the definition thereof, (i) if at any time during such Reference Period the Parent Guarantor or any of its Subsidiaries shall have disposed of any Marketed Rig or any Person owning a Marketed Rig, the Consolidated Net Income for such Reference Period shall be reduced by an amount equal to the Consolidated Net Income (if positive) attributable to such Marketed Rig for such Reference Period as if such disposition had occurred on the first day of such Reference Period, (ii) if during such Reference Period the Parent Guarantor or any of its Subsidiaries shall acquire any Marketed Rig, the Consolidated Net Income for such Reference Period shall be calculated after giving pro forma effect thereto as if such Marketed Rig had been acquired on the first day of such Reference Period and (iii) if during such Reference Period the Parent Guarantor or any of its Subsidiaries shall acquire any Rig (including through construction of a Rig and the acquisition of a Rig from another Person) which is subject to a drilling contract having a term of at least sixty (60) months, the Consolidated Net Income for such Reference Period shall be calculated after giving pro forma effect thereto as if such Rig had been acquired on the first day of such Reference Period and the anticipated income from such contract during such period had been received (but, for the avoidance of doubt, without duplication of any income actually received from such contract during such Reference Period). Notwithstanding anything to the contrary contained in this definition, all additions and adjustments due to giving pro forma effect to a disposition or acquisition contained in the calculation of Consolidated Net Income not in accordance with GAAP shall be subject to the Administrative Agent’s reasonable discretion and agreement.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 10.28.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“First Amendment” means that certain First Amendment to Revolving Credit Agreement, dated as of July 26, 2019, among the Parent Guarantor, the Company, as a Borrower, NIFCO, as a Designated Borrower, the Subsidiary Guarantors party thereto, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” has the meaning set forth in the First Amendment.

“IBA” has the meaning set forth in Section 1.4.

“Indenture” means that certain Indenture dated as of March 16, 2015, as supplemented by the Second Supplemental Indenture dated as of December 28, 2016 among Wells Fargo Bank, N.A., as trustee, NHIL, as issuer, and Noble Corporation, a Cayman Islands company, as guarantor, for the 7.750% senior notes due 2024.

“Indenture Secured Debt Basket” means (i) the amount of secured indebtedness contemplated under the second paragraph of Section 1008 (Limitations on Liens) of the Indenture, as such paragraph exists on the First Amendment Effective Date without regard to subsequent amendment or the termination of the Indenture or any supplemental indentures or (ii) if any other Permitted Additional Debt is incurred, or the terms of any Indebtedness outstanding on the First Amendment Effective Date is amended, and such Permitted Additional Debt or amendment contains a limitation on the amount of secured Indebtedness which is less than the limitation imposed in clause (i), then such lesser amount.

“Liquidity” means, as of any date of determination, the sum of (a) Availability and (b) Available Cash.

“Pro Forma Compliance” means, with respect to any date, (a) pro forma compliance as of such date (after giving pro forma effect to an incurrence of Indebtedness, if applicable, and the application of any proceeds resulting from such incurrence or any other transactions occurring on such date and the delivery of any Credit Party Guaranty on such date) with all financial covenants set forth in Section 6.17, including the Guarantee Ratio Covenants, and (b) satisfaction on or before such date of all requirements of Section 6.19 with respect to any Credit Party Guaranties required in order to meet such pro forma compliance with such covenants as of such date; provided that except as provided in Section 6.11(l), the Parent Guarantor shall have delivered to the Administrative Agent a certificate of an authorized officer or director of the Parent Guarantor setting forth a detailed calculation of such covenants as of the end of the most recently ended fiscal quarter for which financial statements are available on a pro forma basis after giving effect to any event or action with respect to which such pro forma calculation is required; and provided that, for purposes of such determination, (i) the Rig Value of any Rig acquired after the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to this Agreement, or to be acquired on the date on which Pro Forma Compliance is to be determined, shall be as reasonably agreed by the Parent Guarantor and the Administrative Agent and (ii) status as a Marketed Rig shall be determined based on the most recent of (1) the fleet status report most recently posted to Noble Parent Company’s website and (2) the Fleet Status Certificate most recently delivered, including, at the Parent Guarantor’s option, an updated Fleet Status Certificate.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 10.28.

“Reference Period” has the meaning set forth in the definition of “Consolidated Net Income”.

“Revolving Credit Commitment Amount” means the sum of the Commitments of all of the Lenders, which is an amount initially equal to $1,300,000,000, as such amount may be increased or reduced from time to time pursuant to the terms of this Agreement.

“Senior Guaranteed Indebtedness” means as of any date, without duplication, the sum of (a) the aggregate Revolving Credit Exposure, (b) any other Additional Senior Indebtedness (other than Additional Senior Indebtedness consisting of New Asset Indebtedness) of the Parent Guarantor and its Subsidiaries outstanding on such date and (c) any other Indebtedness then allocated to the Indenture Secured Debt Basket under the Indenture.

“Supported QFC” has the meaning set forth in Section 10.28.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 10.28.

2.2 Deletion of Defined Terms. The definitions of “Consolidated Indebtedness” and “Total Tangible Capitalization” are hereby deleted.

2.3 Amendment to Section 1. Section 1 is hereby amended to add the following Section 1.4 and 1.5:

“SECTION 1.4. Interest Rate; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the LIBOR Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 8.2(b), such Section 8.2(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrowers, pursuant to Section 8.2(b), in advance of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 8.2(b), will be similar to, or produce the same value or economic equivalence of, the LIBOR Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

SECTION 1.5 Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.”

2.4 Amendment to Section 2.13. Section 2.13 is hereby amended to add the following new paragraph:

“In addition to the foregoing, upon (a) the incurrence of any Additional Senior Indebtedness in accordance with Section 6.11(k) which is secured by a Lien permitted under Section 6.10(t) (other than Indebtedness constituting refinancing Indebtedness up to the principal amount of the refinanced Indebtedness permitted under Section 6.11(n)) or the grant of any Lien to secure previously incurred Additional Senior Indebtedness (other than the Obligations), the Commitments then in effect shall be reduced by an amount equal to the product of 1.00 multiplied by the stated principal amount of such Indebtedness (without regard to any initial issue discount); and (b) the incurrence of any Additional Senior Indebtedness in accordance with Section 6.11(k) which is unsecured (other than Indebtedness constituting refinancing Indebtedness up to the principal amount of the refinanced Indebtedness permitted under Section 6.11(n)), the Commitments then in effect shall be reduced by an amount equal to the product of 0.50 multiplied by the stated principal amount of such Indebtedness (without regard to any initial issue discount). Any reduction of the Commitments pursuant to this paragraph shall be allocated ratably among the Lenders in proportion to their respective Percentages. In connection with any reduction in Commitments under this paragraph, the Swingline Commitments will be reduced proportionately to the reduction in the Commitments. The Administrative Agent shall give prompt notice to each Lender of any such reduction of the Commitments or any Swingline Commitment. Any termination of Commitments or any Swingline Commitment pursuant to this paragraph is permanent and may not be reinstated (except in accordance with Section 2.14).”

2.5 Amendments to Section 4.3. Section 4.3 is hereby amended by (a) deleting the word “and” at the end of Section 4.3(e), (b) replacing “.” at the end of Section 4.3(f) with “;” and (c) adding the following new Sections 4.3(g) and 4.3(h) which read:

“(g) Indenture Secured Debt Basket. The amount of (i) the aggregate Revolving Credit Exposure of all Lenders (after giving effect to such requested Revolving Loan, Swingline Loan and/or Letter of Credit) plus (ii) any unused Commitments under this Agreement required to cause the Parent Guarantor to be in compliance with Section 6.17(b) at such time (after giving effect to such requested Revolving Loan, Swingline Loan and/or Letter of Credit) shall not exceed the maximum amount of Indebtedness which could then be incurred under the Indenture Secured Debt Basket; and

(h) Pro Forma Compliance. After giving effect to such requested Revolving Loan, Swingline Loan and/or Letter of Credit, the Parent Guarantor shall be in compliance with Section 6.17(a) on a pro forma basis as of the most recently ended fiscal quarter.”

2.6 Amendment to Section 6.11(l). Section 6.11(l) is hereby amended by deleting such text in its entirety and replacing it with the following:

“(l) Permitted Additional Debt; provided that (i) the Parent Guarantor is in Pro Forma Compliance upon the incurrence of any such Permitted Additional Debt; provided, that the Parent Guarantor shall only be required to deliver a certificate of an authorized officer demonstrating Pro Forma Compliance upon the incurrence of Permitted Additional Debt in an aggregate principal amount in one transaction or series of related transactions in excess of $25,000,000, and (ii) no Default or Event of Default exists at the time of the incurrence of such Permitted Additional Debt, nor would such result therefrom;”

2.7 Amendment to Section 6.11(m). Section 6.11(m) is hereby amended by deleting such text in its entirety and replacing it with the following:

“(m) Indebtedness (and Guaranties thereof by the Parent Guarantor or any Subsidiary of the Parent Guarantor that is not a Credit Party and does not own a Closing Date Rig) incurred by a Subsidiary of the Parent Guarantor that is not a Credit Party to acquire, construct, renovate or upgrade any drilling rig or marine transportation vessel, including without limitation the Rigs (such Indebtedness incurred to acquire, construct, renovate or upgrade such asset being referred to herein as “New Asset Indebtedness”), or to acquire or make an investment in any company or Person whose principal assets are drilling rigs or marine transportation vessels, in each case provided that (i) the Parent Guarantor has demonstrated Pro Forma Compliance upon the incurrence of any such Indebtedness, (ii) no Default or Event of Default then exists or would be caused thereby and (iii) such Indebtedness is incurred prior to or within 365 days after such acquisition or the later of the completion of such construction, renovation or upgrade or the date of commercial operation of the assets constructed, renovated or upgraded; and”

2.8 Amendment to Section 6.17. Section 6.17(a) is hereby amended by deleting such text in its entirety and replacing it with the following:

(a) Commencing with the fiscal quarter ending September 30, 2019, the Parent Guarantor will maintain, as of the end of each Reference Period, a ratio of (i) Senior Guaranteed Indebtedness to (ii) the Adjusted EBITDA of the Parent Guarantor for the Reference Period then ended, of no greater than the ratio set forth below for the fiscal quarter then ended:

Period	Ratio

9/30/19 to 12/31/20	4.0 to 1.0

3/31/21 to 12/31/21	3.5 to 1.0

3/31/22 and thereafter	3.0 to 1.0

2.9 Amendment to Section 10. Section 10 is hereby amended to add the following Section 10.28:

“SECTION 10.28. Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Interest Rate Protection Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution

Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”

2.10 Amendment to Schedule 1A. Schedule 1A is hereby amended by deleting such Schedule in its entirety and replacing it with Schedule 1A attached hereto.

2.11 Amendment to Schedule 1B. Schedule 1B is hereby amended by deleting such Schedule in its entirety and replacing it with Schedule 1B attached hereto.

2.12 Amendment to Exhibit 6.6. Exhibit 6.6 is hereby amended by deleting such Exhibit in its entirety and replacing it with Exhibit 6.6 attached hereto.

Section 3. Effectiveness. This Amendment shall become effective on the first date on which each of the conditions set forth in this Section 3.1 is satisfied (such date, the “First Amendment Effective Date”):

(a) The Administrative Agent shall have executed this Amendment and shall have received duly executed counterparts (in such number as may be requested by the Administrative Agent) of this Amendment from the Parent Guarantor, the Borrowers, each Subsidiary Guarantor and the Required Lenders.

(b) The Borrower shall have paid, (i) an amendment fee payable to the Administrative Agent for the account of each undersigned Lender who has executed and delivered its signature page in an amount equal to five (5.0) basis points on each such Lender’s Commitment in effect on the First Amendment Effective Date (after giving effect to this Amendment) and (ii) all other fees then due and owing to the Administrative Agent, including, to the extent invoiced one (1) Business Day prior to the First Amendment Effective Date, all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including reasonable and documented fees and expenses of Simpson Thacher & Bartlett LLP and all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrowers under the Credit Agreement.

(c) Each representation and warranty of the Parent Guarantor and the Credit Parties set forth in the Credit Agreement and in the other Credit Documents shall be true and correct in all material respects on and as of the First Amendment Effective Date, except (i) to the extent any such representation and warranty is expressly limited to an earlier date, in which case, on and as of the First Amendment Effective Date, such representation and warranty shall continue to be true and correct in all material respects as of such specified earlier date, and (ii) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, such representation and warranty (as so qualified) shall be true and correct in all respects on and as of the First Amendment Effective Date (or, to the extent any such representation and warranty is expressly limited to an earlier date, such representation and warranty (as so qualified) shall continue to be true and correct in all respects as of such specified earlier date).

(d) No Default or Event of Default shall have occurred and be continuing on such date, immediately after giving effect to the terms of this Amendment.

The Administrative Agent shall notify the Parent Guarantors and the Lenders of the First Amendment Effective Date, and such notice shall be conclusive and binding.

Section 4. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 5. Miscellaneous.

5.1 (a) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each other Credit Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Amendment as such provisions of this Amendment are in effect on and after such date; (b) the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents; (c) this Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart; and (d) delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

5.2 Neither the execution by the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender of this Amendment, nor any other act or omission by the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender of any defaults which may exist or which may occur in the future under the Credit Agreement and/or the other Credit Documents (collectively “Violations”). Similarly, nothing contained in this Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s, the Issuing Banks’, the Swingline Lenders’ or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Credit Documents with respect to any Violations; (b) except for the amendments set forth herein, amend or alter any provision of the Credit Agreement, the other Credit Documents, or any other contract or instrument; or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lenders under the Credit Agreement, the other Credit Documents, or any other contract or instrument. Nothing in this Amendment shall be construed to be a consent by the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender to any Violations.

5.3 Each Parent Guarantor and each Credit Party hereby (a) acknowledge the terms of this Amendment; (b) ratify and affirm its obligations under, and acknowledge, renew and extend its continued liability under, each Credit Document to which it is a party and agree that each Credit Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby, including the obligation of the Parent Guarantor to comply with Section 6.17(a) of the Credit Agreement (as in effect prior to the amendment of this Amendment) as of June 30, 2019; and (c) represent and warrant to the Administrative Agent, each Issuing Bank, each Swingline Lender and each Lender that as of the First Amendment Effective Date, after giving effect to the terms of this Amendment: (i) all of the representations and warranties contained in each Credit Document to which it is a party are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) as of such specified earlier date, and (ii) no Default or Event of Default has occurred and is continuing.

5.4 This Amendment is a Credit Document as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Credit Documents shall apply hereto.

5.5 THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS, INCLUDING THIS AMENDMENT, EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers thereunto duly authorized as of the date first above written.

NOBLE HOLDING UK LIMITED, a company organized under the laws of the England and Wales, as the Parent Guarantor

By:	/s/ Alan Middleton
Name: Alan Middleton
Title: Director

NOBLE CAYMAN LIMITED, an ordinary company incorporated under the laws of the Cayman Islands, as a Borrower

By:	/s/ Brad A. Baldwin
Name: Brad A. Baldwin
Title: Director

NOBLE INTERNATIONAL FINANCE COMPANY, a Cayman Islands exempted company limited by shares, as a Designated Borrower

By:	/s/ Brad A. Baldwin
Name: Brad A. Baldwin
Title: Director

Signature Page

NOBLE CORPORATION – First Amendment

NOBLE DAVE BEARD LIMITED, a Cayman Islands exempted company limited by shares, as a Subsidiary Guarantor

By:
/s/ Brad A. Baldwin
	Name:	Brad A. Baldwin
	Title:	Director

NOBLE DRILLING (TVL) LTD., a Cayman Islands exempted company limited by shares, as a Subsidiary Guarantor

By:
/s/ Brad A. Baldwin
	Name:	Brad A. Baldwin
	Title:	Director

NOBLE RESOURCES LIMITED, a Cayman Islands exempted company limited by shares, as a Subsidiary Guarantor

By:
/s/ Brad A. Baldwin
	Name:	Brad. A Baldwin
	Title:	Director

NOBLE SA LIMITED, a Cayman Islands exempted company limited by shares, as a Subsidiary Guarantor

By:
/s/ Brad A. Baldwin
	Name:	Brad A. Baldwin
	Title:	Director

Signature Page

NOBLE CORPORATION – First Amendment

NOBLE BD LLC, a Delaware limited liability company, as a Subsidiary Guarantor

By:
/s/ Brad A. Baldwin
	Name:	Brad A. Baldwin
	Title:	Manager

NOBLE DRILLING HOLDING LLC, a Delaware limited liability company, as a Subsidiary Guarantor

By:
/s/ Brad A. Baldwin
	Name:	Brad A. Baldwin
	Title:	Manager

Signature Page

NOBLE CORPORATION – First Amendment

NOBLE DRILLING INTERNATIONAL GMBH, a Swiss limited liability company (Gesellschaft mit beschränkter Haftung), as a Subsidiary Guarantor

By:
/s/ Caroline Yu Gin Pennicott
	Name:	Caroline Yu Gin Pennicott
	Title:	Director

By:
/s/ David Dujacquier
	Name:	David Dujacquier
	Title:	Director

NOBLE LEASING (SWITZERLAND) GMBH, a Swiss limited liability company (Gesellschaft mit beschränkter Haftung), as a Subsidiary Guarantor

By:
/s/ Caroline Yu Gin Pennicott
	Name:	Caroline Yu Gin Pennicott
	Title:	Director

By:
/s/ David Dujacquier
	Name:	David Dujacquier
	Title:	Director

NOBLE LEASING III (SWITZERLAND) GMBH, a Swiss limited liability company (Gesellschaft mit beschränkter Haftung), as a Subsidiary Guarantor

By:
/s/ Caroline Yu Gin Pennicott
	Name:	Caroline Yu Gin Pennicott
	Title:	Director

By:
/s/ David Dujacquier
	Name:	David Dujacquier
	Title:	Director

Signature Page

NOBLE CORPORATION – First Amendment

NOBLE CAYMAN SCS HOLDING LTD., a Cayman Islands exempted company limited by shares, as a Subsidiary Guarantor

By:
/s/ Brad A. Baldwin
	Name:	Brad A. Baldwin
	Title:	Director

Signature Page

NOBLE CORPORATION – First Amendment

JPMORGAN CHASE BANK, N.A., as Administrative Agent, a Swingline Lender and a Lender

By:	/s/ Travis Watson
Name:	Travis Watson
Title:	Vice President

Signature Page

NOBLE CORPORATION – First Amendment

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Swingline Lender and a Lender

By:	/s/ Christine Gardiner
Name:	Christine Gardiner
Title:	Director

Signature Page

NOBLE CORPORATION – First Amendment

BARCLAYS BANK PLC, as a Lender

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

Signature Page

NOBLE CORPORATION – First Amendment

CITIBANK, N.A., as a Lender

By:	/s/ Derrick Lenz
Name:	Derrick Lenz
Title:	Vice President

Signature Page

NOBLE CORPORATION – First Amendment

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Christopher Zybrick
Name:	Christopher Zybrick
Title:	Authorized Signatory

Signature Page

NOBLE CORPORATION – First Amendment

HSBC BANK USA, N.A., as a Lender

By:	/s/ Balaji Rajgopal
Name:	Balaji Rajgopal
Title:	Director

Signature Page

NOBLE CORPORATION – First Amendment

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Toshitake FUNAKI
Name:	Toshitake FUNAKI
Title:	Managing Director

Signature Page

NOBLE CORPORATION – First Amendment

DNB CAPITAL LLC, as a Lender

By:	/s/ Andrew J. Shohet
Name:	Andrew J. Shohet
Title:	Senior Vice President

By:	/s/ Jessika Larsson
Name:	Jessika Larsson
Title:	Vice President

Signature Page

NOBLE CORPORATION – First Amendment

SUNTRUST BANK, as a Lender

By:	/s/ William S Krueger
Name:	William S Krueger
Title:	Senior Vice President

Signature Page

NOBLE CORPORATION – First Amendment

BANK HAPOALIM B.M., as a Lender

By:	/s/ Charles McLaughlin
Name:	Charles McLaughlin
Title:	Senior Vice President

By:	/s/ James Surless
Name:	James Surless
Title:	First Vice President

Signature Page

NOBLE CORPORATION – First Amendment

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Michael D. Willis
Name:	Michael D. Willis
Title:	Managing Director

By:	/s/ Louis P. Laville, III
Name:	Louis P. Laville, III
Title:	Managing Director

Signature Page

NOBLE CORPORATION – First Amendment

SCHEDULE 1A

COMMITMENT SCHEDULE

Lender	Commitment	Percentage
JPMorgan Chase Bank, N.A.	$136,363,636.36	10.49%
Barclays Bank PLC	$136,363,636.36	10.49%
Citibank, N.A.	$136,363,636.36	10.49%
DNB Capital LLC	$136,363,636.36	10.49%
HSBC Bank USA, N.A.	$136,363,636.36	10.49%
SunTrust Bank	$136,363,636.36	10.49%
Wells Fargo Bank, National Association	$136,363,636.36	10.49%
BNP Paribas	$112,121,212.12	8.62%
Credit Suisse AG, Cayman Islands Branch	$112,121,212.12	8.62%
Sumitomo Mitsui Banking Corporation	$69,696,969.71	5.36%
Credit Agricole Corporate and Investment Bank	$36,363,636.37	2.80%
Bank Hapoalim B.M.	$15,151,515.16	1.17%
TOTAL	$1,300,000,000.00	100.0000000000%

SCHEDULE 1B

SWINGLINE COMMITMENT SCHEDULE

Swingline Lender	Swingline Commitment
JPMorgan Chase Bank, N.A.	$136,363,636.36
Wells Fargo Bank, N.A.	$136,363,636.36
TOTAL	$272,727,272.72